Contact:
China Shenghuo Pharmaceutical Holdings, Inc	CCG Elite Investor Relations
Ms. Gao Qionghua, CFO	Crocker Coulson, President
Phone: +86-871-7282608	Phone: +1-646-213-1915 (New York)
Email: qionghua_kmsh@163.com	Email: crocker.coulson@ccgir.com

For Immediate Release

China Shenghuo Reports Full Year 2007 Financial Results

Kunming, China - April 1, 2008 - China Shenghuo Pharmaceutical Holdings, Inc. (AMEX: KUN) (“China Shenghuo” or “the Company”), which is engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products in the People's Republic of China (“PRC”), announced its financial results for full year ended December 31, 2007.

Full Year 2007 Highlights

♦	Net sales totaled $20.0 million, in line with guidance
♦	Gross profit increased 10.1% to $14.9 million
♦	Gross margin increased to 74.8% from 67.9% a year ago
♦	Net income increased 33.8% to $4.0 million, or $0.21 per diluted share, in line with guidance
♦	Completed public offering and began trading on the American Stock Exchange
♦	Completed phase II clinical trial for Wei Dingkang Soft Capsules
♦	Commenced full-scale launch of 12Ways® Chinese herbal skin care product line
♦	Opened showcase 12Ways Chinese herbal beauty salon
♦	Opened 106 12Ways® retail counters in Beijing, Dongwan, Hangzhou, Shanghai, Shaoguang and Shengzhen
♦	Implemented internal controls to comply with U.S. Sarbanes-Oxley Act

Full Year 2007 Results

For the fiscal year ended December 31, 2007, the Company generated net sales of $20.0 million. Sales of Xuesaitong Soft Capsules, the Company’s primary product, accounted for 90% of total sales, compared to 80% of total sales in 2006. The Company adopted more stringent credit policies during the second half of 2007, which caused a shift in its customer base and led to a decline in sales volume, which was offset by an increase in prices.

“In 2007, we refocused our sales and marketing efforts to a core of 80 distributors across China based on their business reputation, financial reliability and overall size. Although this was a challenging effort and also reduced our sales in the second half of the year, we tightened production costs to substantially improve gross margin,” said Mr. Lan Guihua, Chairman and Chief Executive Officer of China Shenghuo. “We believe our customer base is much stronger, and we are now in an ideal position to seize new opportunities. We successfully launched our 12Ways herbal cosmetics line, and we have opened 106 retail counters in six major cities.

“We recently obtained SFDA approval to manufacture Tian Xin Soft Capsules, an OTC nutritional supplement developed from our flagship product Xuesaitong Soft Capsules, and began phase III clinical trials for Wei Dingkang Soft Capsules, which we are confident will become the next sizeable opportunity in our expanding portfolio.”

Gross profit increased 10.1% to $14.9 million, or 74.8% of sales, from $13.6 million, or 67.9% of sales, the prior year. The increase in gross margin was attributed to increased manufacturing efficiency as the Company improved its use of production technology in herb extraction. This resulted in a 5% to 20% increase in the Company’s herb extraction rate for various herbs. In addition, the Company reconstructed and designed the water, electricity and steam systems to promote manufacturing efficiency, reduce cost and save energy.

Selling expenses for the full year were $6.8 million, or 34.3% of sales, compared with $5.3 million, or 26.3% of net sales, a year earlier. The increase in selling expenses resulted from three initiatives: higher commissions paid to sales representatives and sales offices as the Company opened new geographic markets, particularly for the 12Ways cosmetics line; the reorganization of sales distribution channels to 80 high-quality distributors from 328 firms in various geographic areas; and the refocusing of sales policies toward specific hospitals and away from whole regions. As a result of these efforts, the Company won back market share and reduced mid-term expenses which should promote improved profitability at the operating level.

General and administrative expenses were $4.9 million, or 24.7% of sales, compared to $3.9 million, or 19.6% of sales, in 2006, primarily because of professional fees associated with the Company’s listing on the American Stock Exchange and compliance with the U.S. securities regulations.

Research and development expense was $0.3 million, compared to $28,000 in 2006, as a result of the Company’s efforts to enhance product development and improve its manufacturing processes to further reduce production costs.

Overall, total operating expenses in 2007 increased 31.2% from the prior year to $12.0 million. Operating income was $2.9 million, down from $4.4 million in 2006.

The Company received a benefit from income taxes of $2.0 million, compared to a provision for income tax of $0.4 million in 2006. One of the Company’s subsidiaries, Shenghuo Medicine Co., Ltd., received income tax relief of approximately $1.0 million from the PRC government for the 2005 and 2006 fiscal years. The remaining $1.0 million consists of deferred tax benefits from net operating losses and adjustments to bad debt allowances.

Net income for the 2007 fiscal year was $4.0 million, or $0.21 per diluted share, compared with net income of $3.0 million, or $0.17 per diluted share, the prior year, an increase of 33.8%.

Financial Condition

As of December 31, 2007, the Company had cash and cash equivalents of $2.8 million and working capital of $10.9 million. The Company also had $6.8 million in long-term debt, excluding the current portion, and had stockholders’ equity of $13.7 million, up from $7.5 million a year ago. In 2007, the Company used $5.0 million in net cash for operating activities.

“Beginning in late 2007, we implemented an internal control system, which will help us to enhance our operating efficiency and reduce business risks,” Mr. Lan said. “The improved controls have tightened our use of operating cash, which we expect to turn positive toward the end of the 2008 fiscal year.”

Recent Events

In January 2008, China Shenghuo launched a new television advertising campaign promoting its 12Ways® Chinese Herbal Cosmetics on China Central Television (“CCTV”). Management believes this nationwide marketing campaign will effectively increase customers’ awareness of Chinese herbal cosmetics.

On January 17, 2008, China Shenghuo received approval from the State Food and Drug Administration (“SFDA”) to begin manufacturing its Tian Xin Soft Capsule nutritional supplements. Tian Xin Soft Capsules were developed based on Xuesaitong Soft Capsules, the Company’s flagship prescription drug that has been sold for 10 years in China. The main ingredients in Tian Xin Soft Capsules are total saponins, total flavonoids and tea polyphenol. Of those, total saponins and total flavonoids are extracted from Sanchi using modernized techniques. This product is intended to reduce blood fat and improve blood circulation.

“We are very pleased to add Tian Xin Soft Capsules to our Chinese herbal products portfolio,” said Mr. Gui Hua Lan, China Shenghuo’s Chairman and Chief Executive Officer. “As always, we are committed to leveraging our expertise in the research of Chinese herbs and development of medicinal products for treatment and prevention of hematological diseases. Tian Xin Soft Capsules reflect our continued commitment to bringing the latest treatments to Chinese consumers, while we work to expand our over-the-counter sales through a more diverse revenue stream.”

In March 2008, the Company began Phase III clinical trials for its Wei Dingkang Soft Capsules, including 512 patients, to further prove the effectiveness and safety of Wei Dingkang Soft Capsules. Wei Dingkang Soft Capsules use traditional Chinese medicine techniques to treat peptic ulcer disease by inhibiting helicobacter pylori growth, relieving stomach muscle spasms and reducing inflammation of the intestinal lining. The product is a National Type II innovative drug and has been designated as a Major Science and Technology Project in Yunnan Province.

“We are excited to enter late-stage development of Wei Dingkang Soft Capsules, one of the most significant new drugs in our pipeline,” said Mr. Lan. “With our Good Manufacturing Practice-approved manufacturing and research and development capabilities, we look forward to leading the TCM industry by utilizing the abundant supply of Chinese herbs and introducing advanced techniques for extracting and combining key ingredients from these plants.”

Business Outlook

“In 2008, we will further penetrate our target markets and strengthen relationships with our existing, well-respected distributors. As the Chinese government has enhanced its national medical health program, which increases the coverage of rural residents, we are confident that demand for our existing pharmaceutical products and those in the pipeline will benefit from expanded coverage, which will in turn increase access to our products,” Mr. Lan said.

For the 2008 fiscal year, management expects revenues of between $27.0 million and $30.0 million and net income of between $5.0 million and $6.5 million.

Conference Call

The Company will host a conference call at 8:00 a.m. EDT on Wednesday, April 2, 2008, to discuss its financial results for the fiscal year ended December 31, 2007. To participate in the event by telephone, please dial (800) 638-4930 five to 10 minutes prior to the start time (to allow time for registration) and reference passcode 28825392. International callers should dial (617) 614-3944. The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company’s Web site, http://www.shenghuo.com.cn. To listen to the call, please visit this link at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, it will be archived on the Company’s Web site for 90 days. A digital replay of the call will also be available on Wednesday, April 2 at approximately 10:00 a.m. EDT through Wednesday, April 9, at 12 p.m. EDT. Dial (888) 286-8010 and enter the conference ID number 63812946. International callers should dial (617) 801-6888 and enter the same conference ID number.

About China Shenghuo Pharmaceutical Holdings, Inc.

China Shenghuo is primarily engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products. Almost all of our products are derived from the medicinal herb Panax notoginseng, also known as Sanqi, Sanchi or Tienchi. Panax notoginseng is a greyish-brown or greyish-yellow plant that only grows in a few geographic locations on Earth, one of which is Yunnan Province in southwest China, where the Company is located. Panax notoginseng saponins (PNS), the active ingredients in Panax notoginseng, are extracted from the plant using high-tech equipment and in accord with Good Manufacturing Practice (GMP) standards. Our main product, Xuesaitong Soft Capsules, accounted for more than 80% and 90% of sales for the years ended December 31, 2006 and 2007, respectively. Since its establishment, the Company has focused primarily on the development of products to serve three major markets-cardiovascular and cerebrovascular disease, peptic ulcer disease and health products. China Shenghuo's goal has been to focus on the development of pharmaceutical products and over the counter products based on traditional Chinese medicines designed to address these areas. For more information on the Company, please visit its Web site at www.shenghuo.com.cn.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, the company’s reliance on one supplier for Sanchi, ability to develop and market new products, ability to establish and maintain a strong brand, continued maintenance of certificates, permits and licenses required to conduct business in China, protection of company’s intellectual property rights, market acceptance of the company’s products, changes in the laws of the People’s Republic of China that affect the company’s operations, the company’s ability to obtain all necessary government certifications and/or licenses to open and operate retail specialty counters to offer its cosmetic products and conduct the company’s business, cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the company’s operations and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

- FINANCIAL TABLES FOLLOW -

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
AUDITED CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS:
Current Assets:
Cash and cash equivalents	$2,800,641	$3,691,438
Restricted cash	-	474,576
Accounts receivable, less allowance for doubtful accounts of $2,083,561 and $794,468, respectively	9,651,304	9,907,184
Employee advances, less allowance for doubtful accounts of $883,815 and $1,429,426, respectively	10,147,415	3,130,045
Advances to suppliers	669,858	46,620
Inventory, net of reserve for obsolescence of $136,359 and $111,128, respectively	4,125,193	2,581,519
Receivable from related parties	27,555	76,751
Other current assets	159,657	17,454
Total Current Assets	27,581,623	19,925,587
Property, plant and equipment, net of accumulated depreciation of $4,247,993 and $3,333,305, respectively	7,573,204	7,554,747
Intangible assets, net of accumulated amortization of $42,957 and $22,569, respectively	648,090	624,426
Long-term employee advances, less allowance for doubtful accounts of $1,717,078 and $0, respectively	514,042	-
Deferred income taxes	1,593,159	655,223
TOTAL ASSETS	$37,910,118	$28,759,983
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$745,514	$764,636
Accrued expenses	2,017,748	1,966,822
Deposits	3,439,892	1,573,426
Payable to related parties	94,939	393,213
Short-term notes payable	5,334,260	12,758,426
Advances from customers	119,287	342,531
Taxes and related payables	855,084	3,057,471
Current portion of long-term debt	4,101,667	-
Total Current Liabilities	16,708,391	20,856,525
Long-Term Debt	6,836,111	-
Total Liabilities	23,544,502	20,856,525

Minority Interest in Net Assets of Subsidiaries	655,962	385,067

Stockholders' Equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 19,679,400 and 19,119,400 outstanding, respectively	1,968	1,912
Additional paid-in capital	6,193,927	4,829,633
Statutory reserves	147,023	147,023
Retained earnings	6,335,590	2,318,950
Accumulated other comprehensive income, foreign currency translation	1,031,146	220,873
Total Stockholders' Equity	13,709,654	7,518,391
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$37,910,118	$28,759,983

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

	Years Ended December 31,
	2007	2006

Sale of Products	$19,973,918	$19,959,971
Cost of Products Sold	5,038,290	6,400,234
Gross Profit	14,935,628	13,559,737

Operating Expenses:
Selling expense	6,840,824	5,255,907
General and administrative expense	4,935,754	3,903,287
Research and development expense	272,295	28,001
Total Operating Expenses	12,048,873	9,187,195

Income from Operations	2,886,755	4,372,542

Other Income (Expense):
Interest income	22,431	7,791
Income from research and development activities	448,254	105,053
Interest expense	(946,456)	(757,432)
Non-operating expenses	(78,164)	(6,932)
Net Other Expense	(553,935)	(651,520)

Income Before Income Taxes	2,332,820	3,721,022
Benefit from (provision for) income taxes	1,978,963	(406,082)
Minority interest in income of subsidiaries	(295,143)	(313,444)
Net Income	$4,016,640	$3,001,496
Foreign currency translation adjustment	810,273	176,060
Comprehensive Income	$4,826,913	$3,177,556

Earnings Per Share
Basic	$0.21	$0.17
Diluted	$0.21	$0.17
Weighted-Average Shares Outstanding
Basic	19,387,619	17,198,308
Diluted	19,439,077	17,198,308

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006
Cash Flows from Operating Activities:
Net income	$4,016,640	$3,001,496
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	676,547	660,632
Deferred income taxes	(1,002,915)	(200,553)
Minority interest in income of subsidiaries	295,143	313,444
Stock issued for services	-	1,118,161
Warrants issued for services	19,968	11,240

Change in current assets and liabilities:
Accounts receivable	900,437	(7,335,970)
Employee advances	(7,024,869)	(1,066,054)
Advances to suppliers	(595,358)	39,742
Inventory	(1,311,644)	1,826,375
Other current assets	(140,750)	39,610
Accounts payable	(68,893)	(208,173)
Accrued expenses and deposits	1,607,130	1,569,452
Advances from customers	(236,998)	86,270
Unearned revenue	-	(203,826)
Taxes and related payables	(2,171,207)	1,848,555
Net Cash (Used in) Provided by Operating Activities	(5,036,769)	1,500,401

Cash Flows from Investing Activities:
Receivable from related parties	67,018	(37,795)
Restricted cash	487,056	(76,001)
Capital expenditures	(176,453)	(180,737)
Acquisition of land use rights	-	(20,295)
Net Cash (Used in) Provided by Investing Activities	377,621	(314,828)

Cash Flows from Financing Activities:
Payable to related parties	(312,391)	-
Purchase of minority interest	-	(274,780)
Proceeds from short and long-term loans	15,491,257	2,581,672
Payments on short and long-term loans	(12,960,626)	(2,401,605)
Issuance of common stock for cash	1,094,382	1,264,696
Proceeds from exercise of warrants	250,000	-
Net Cash Provided by Financing Activities	3,562,622	1,169,983

Effect of exchange rate changes on cash	205,729	231,839
Net Increase (Decrease) in Cash and Cash Equivalents	(890,797)	2,587,395
Cash and Cash Equivalents at Beginning of Period	3,691,438	1,104,043
Cash and Cash Equivalents at End of Period	$2,800,641	$3,691,438

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Years Ended December 31,
	2007	2006
Supplemental Information
Cash paid for interest	$781,030	$757,432
Cash paid for income taxes	98,357	-

Noncash investing and financing activities
Reduction in carrying amount of assets related to acquisition of minority interest	$-	$440,158
Conversion of common shares to minority interest	-	223,312

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